Exhibit 10.13.2

Land, Plant, and Equipment Lease Agreement

Lessor (Party A): Meishan Huantian Industrial Co., Ltd. (Party A’s original name is Sichuan Renshou Shigao Tianfu Investment Co., Ltd.)

Lessee (Party B): Sichuan Vtouch Technology Co., Ltd.

According to relevant national regulations, based on voluntariness, equality and mutual benefit between Party A and Party B, Party A will continue to lease its legally owned land, factories, and equipment to Party B for use on the premise that the lease expires on October 31, 2023, the two parties reached an agreement and signed the contract as follows:

I. The situation of rental property

Since the construction of Party B’s new factory still takes time and Party B is unable to complete the construction and use of the new factory on time, Party A agrees to continue to lease the land, factories, and equipment of Sichuan Vtouch Technology Co., Ltd. that were expropriated due to the government’s overall plan for Party B’s use. for temporary production.

Ⅱ. Factory lease term

1. Lease for 12 months, from November 1, 2023 to October 31, 2024.

2. When the lease expires, Party A has the right to take back the leased land, factories, and equipment for demolition, and Party B shall return them as scheduled.

3. Party B can terminate this contract early during this period and will not be liable for breach of contract.

Ⅲ. Rent and security deposit payment methods

1. Party A and Party B agree that the monthly rent for leasing land, factories, and equipment is RMB 400,000.

2. Once both parties A and B sign a contract, the rent will be paid monthly, and Party B will pay the next month’s rent to Party A before the 25th of each month.

Ⅳ. Other expenses

During the lease period, Party B shall bear the costs of water, electricity, gas, telephone, and other communications incurred when using the factory, and shall pay within three days upon receipt of receipts and invoices.

Ⅴ. Requirements for factory use and maintenance responsibilities

1. During the lease period, if Party B discovers that the factory and its ancillary facilities are damaged or malfunctioning, Party B shall promptly notify Party A to repair it. Party A shall carry out repairs within 3 days after receiving Party B’s notification. If repairs are not made within the time limit, Party B can repair them on behalf of Party A at Party A’s expense.

2. During the lease period, Party B shall reasonably use and take good care of the factory building and its ancillary facilities. If the factory building and its ancillary facilities are damaged or malfunction due to improper or unreasonable use by Party B, Party B shall be responsible for repairs. If Party B refuses to repair it, Party A can repair it on behalf of Party B at Party B’s expense.

3. During the lease period, Party A ensures that the factory and its ancillary facilities are in normal usable, and safe condition. Party A shall notify Party B 3 days in advance when inspecting and maintaining the factory. Party B shall cooperate during inspection and maintenance. Party A should reduce the impact on Party B’s use of the factory.

Ⅵ. Factory sublease and return

1. Party B shall not sublease the land, factory equipment, etc. to others during the lease period.

2. After the lease period expires, Party B must return to the factory on time, otherwise all losses and consequences caused thereby shall be borne by Party B.

Ⅶ. Other relevant agreements during the lease period

1. During the lease period, both Party A and Party B shall abide by the laws and regulations of the country and shall not use the factory lease to conduct illegal activities.

2. During the lease period, Party A has the right to supervise and assist Party B in fire protection, safety, sanitation, and other work.

3. During the lease period, Party B can decorate according to its business characteristics, but in principle, the original factory structure must not be damaged. The decoration costs will be borne by Party B, and Party A will not make any compensation.

4. During the lease period, Party B shall pay the rent and all other payable fees in a timely manner. If the payment is not completed for one month, Party A has the right to charge a 5% late payment fee and the right to terminate the lease agreement.

Ⅷ. Other terms

1. During the lease period, if Party A terminates the contract early and breaches the contract, Party B shall compensate Party B for three months’ rent.

2. During the lease period, if Party A’s problems affect Party B’s normal operations and cause losses, Party A shall be fully responsible for compensation.

Ⅸ. For matters not covered in this contract, Party A and Party B must negotiate and resolve them together in accordance with the law.

Ⅹ. This contract is made in four copies, with each party holding two copies. The contract will take effect after being stamped and signed.